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                                                                    EXHIBIT 23.1

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1998 included in Genesee & Wyoming Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
April 2, 1998